Exhibit 14.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption “Financial Highlights” in the Prospectus/Proxy Statement for Federated MDT Series included in the Registration Statement on Form N-14.

We also consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Independent Registered Public Accounting Firm” in each Statement of Additional Information, dated September 30, 2018, on Form N-1A, which were filed with the Securities and Exchange Commission in Post-Effective Amendment Number 31 to the Registration Statement (File No. 333-134468) of Federated MDT Series, and are incorporated by reference in the Prospectus/Proxy Statement and Statement of Additional Information included in the Registration Statement on Form N-14.

We also consent to the incorporation by reference of our reports, dated September 24, 2018, on the financial statements of Federated MDT Large Cap Growth Fund, Federated MDT Balanced Fund, Federated MDT All Cap Core Fund, Federated MDT Small Cap Growth Fund, and Federated MDT Small Cap Core Fund (five of the portfolios constituting Federated MDT Series), included in the Annual Shareholder Reports for the year ended July 31, 2018, which is also incorporated by reference in the Prospectus/Proxy Statement and Statement of Additional Information, included in the Registration Statement on Form N-14.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

August 6, 2019